Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES THIRD QUARTER

NET INCOME OF $3.1 MILLION

3rd Quarter 2016 Highlights

•	Total loan growth of $32.2 million
•	Net interest margin of 3.57%
•	Net income of $3.1 million
•	Total deposit growth of $36.9 million

Manitowoc, Wisconsin, October 20, 2016 – County Bancorp, Inc. (NASDAQ: ICBK), the holding company of Investors Community Bank, a commercial bank headquartered in Manitowoc, Wisconsin, reported net income of $3.1 million, or $0.46 diluted earnings per share, for the third quarter of 2016, compared to net income of $3.3 million, or $0.55 diluted earnings per share, for the third quarter of 2015.  This represents a return on average assets of 1.04% for the three months ended September 30, 2016 compared to 1.63% for the three months ended September 30, 2015.

“We’ve completed our first full quarter since acquiring Fox River Valley Bancorp, Inc. and The Business Bank, and our strong performance has been a testament to a successful integration process. As we move forward, we will continue to build brand awareness in the new markets we serve and are very excited about our future growth opportunities,” said Tim Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.  “Highlights for the quarter include strong net income, stabilization of our non-interest expense as most of the one-time merger expenses occurred in the second quarter, and another period of solid loan growth.  We have also made meaningful investments in people and infrastructure that are making positive impacts in our operations and results.  We’ve added solid talent to expand our team in all markets we serve, which is aligned with our belief that ‘People Bank with People not with Banks’.”

Total assets at September 30, 2016 were $1.2 billion, an increase of $56.6 million over total assets as of June 30, 2016 and an increase of $372.4 million over total assets as of September 30, 2015.  Total loans increased $32.2 million to $992.5 million at September 30, 2016 which represents a 3.3% increase over June 30, 2016.  Total deposits at September 30, 2016 were $929.4 million, an increase of $36.9 million over total deposits as of June 30, 2016 and an increase of $293.2 million as of September 30, 2015.

Non-performing assets decreased to $24.8 million at September 30, 2016, from $26.7 million June 30, 2016, which represents a 7.2% improvement.

Net income for the quarters ended September 30, 2016 and 2015 were $3.1 million and $3.3 million, respectively. The decrease in net income of $0.2 million between the third quarters of 2016 and 2015 is primarily the result of a $0.9 million recovery of loan losses recognized as a credit to income during the third quarter of 2015 compared to a provision for loan losses of $1.1 million during the third quarter of 2016.  The decrease in net income is also attributable to an increase in non-interest expense.  Partially offsetting these effects was a $3.3 million increase in net interest income between the third quarter of 2016 and 2015 primarily the result of the merger.  Net interest margin increased to

3.57% for the three months ended September 30, 2016, compared to 3.49% for the three months ended September 30, 2015.

Net income for the nine months ended September 30, 2016 was $7.2 million compared to $8.1 million for the nine months ended September 30, 2015.  This decrease is the result of increased non-interest expense, which includes $2.6 million in merger-related expenses that were incurred during the first nine months of 2016, which had a $1.6 million effect on net income, net of taxes.  Net interest income increased 32.0% to $25.4 million for the nine months ended September 30, 2016 from $19.3 million for the nine months ended September 30, 2015.

Earnings for the nine months ended September 30, 2016 were affected by one-time merger-related expenses from the acquisition of Fox River Valley Bancorp, Inc., and its wholly owned subsidiary, The Business Bank, which was completed on May 13, 2016.  The non-GAAP information presented below should be read in conjunction with the Company’s balance sheet and statement of operations.  After excluding the effects of $2.6 million ($1.6 million net of taxes) of expenses relating to the merger with Fox River Valley Bancorp, Inc., adjusted diluted earnings per share (non-GAAP) for the nine months ended September 30, 2016 were $1.38, compared to $1.34 for the nine months ended September 30, 2015.

	3Q16 YTD	Diluted EPS	3Q15 YTD	Diluted EPS
Net income, excluding merger related expenses	$8,826	$1.38	$8,074	$1.34
Merger related expenses, net of taxes	1,603	0.26	-	-
Net income	$7,223	$1.12	$8,074	$1.34

Provision for loan losses for the nine months ended September 30, 2016 was $2.4 million compared to a credit provision of $1.3 million for the nine months ended September 30, 2015.  The increased provision resulted from a one-time recovery that took place in 2015 and from loan growth in 2016.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect,"

"intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking information contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent SEC filings.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com

County Bancorp, Inc.

Consolidated Financial Summary (Unaudited)

	September 30, 2016	June 30, 2016	March 31, 2016	September 30, 2015
	(dollars in thousands, except per share data)
Selected Balance Sheet Data:
Total assets	$1,217,149	$1,160,589	$909,557	$844,791
Total loans	992,478	960,310	775,848	704,029
Allowance for loan losses	11,626	10,791	11,218	9,833
Deposits	929,448	892,535	693,181	636,221
Shareholders' equity	128,794	125,789	109,378	104,436
Common equity	120,794	117,789	101,378	96,436

Stock Price Information:
High - Year-to-date	$22.80	$22.80	$21.80	$20.00
Low - Year-to-date	$18.25	$18.25	$18.25	$16.46
Market price per common share	$20.01	$20.62	$20.08	$19.14
Common shares outstanding	6,532,776	6,501,031	5,786,701	5,733,919

Non-Performing Assets:
Nonaccrual loans	$22,502	$23,942	$19,564	$11,172
Other real estate owned	2,299	2,789	2,947	3,024
Total non-performing assets	$24,801	$26,731	$22,511	$14,196

Restructured loans not on nonaccrual	$4,877	$3,583	$602	$617

Non-performing assets as a % of total loans	2.50%	2.78%	2.90%	2.02%
Non-performing assets as a % of total assets	2.04%	2.30%	2.47%	1.68%
Allowance for loan losses as a % of nonperforming assets	46.88%	40.37%	49.83%	69.27%
Allowance for loan losses as a % of total loans	1.17%	1.12%	1.45%	1.40%

Net charge-offs (recoveries) year-to-date	$1,195	$896	$(1)	$(555)
Provision for loan loss year-to-date	$2,416	$1,282	$812	$(1,325)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Net interest income	$10,176	$6,871	$25,417	$19,261
Provision for loan losses	1,134	(867)	2,416	(1,325)
Net interest income after provision for loan losses	9,042	7,738	23,001	20,586
Non-interest income	2,014	1,723	6,709	5,310
Non-interest expense	6,105	4,135	18,149	12,983
Income tax expense	1,849	1,996	4,338	4,839
Net income	$3,102	$3,330	$7,223	$8,074

Income before provision for loan losses, merger expense, and income tax expense (1)	$6,181	$4,459	$16,543	$11,588

Return on average assets	1.04%	1.63%	0.92%	1.36%
Return on average shareholders' equity	9.63%	11.32%	8.09%	9.44%
Return on average common shareholders' equity (1)	10.00%	13.58%	9.67%	11.28%
Efficiency ratio (1)	48.29%	48.42%	55.83%	51.04%

Per Common Share Data:
Basic	$0.46	$0.56	$1.13	$1.37
Diluted	$0.46	$0.55	$1.12	$1.34
Dividends declared	$0.05	$0.04	$0.15	$0.12

(1) This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(dollars in thousands)
Non-interest income:
Service charges	$288	$238	$976	$744
Gain on sale of loans	79	44	240	166
Loan servicing fees	1,404	1,236	4,017	3,648
Loan servicing rights	54	(51)	1,020	(25)
Income on OREO	19	33	33	243
Other	170	223	423	534
Total	$2,014	$1,723	$6,709	$5,310

Non-interest expense:
Employee compensation and benefits	$3,461	$2,643	$9,554	$8,232
Occupancy	157	100	364	260
Information processing	288	183	2,045	527
Professional fees	304	513	1,337	900
Business development	167	147	452	371
FDIC assessment	163	101	424	321
OREO expenses	60	121	153	261
Writedown of OREO	250	-	334	182
Net loss (gain) on OREO	(32)	(26)	(121)	260
Other	1,287	353	3,607	1,669
Total	$6,105	$4,135	$18,149	$12,983

Non-GAAP Financial Measures

Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	9.63%	11.32%	8.09%	9.44%
Effect of excluding average preferred shareholders' equity	0.37%	2.26%	1.58%	1.84%
Return on average common shareholders' equity	10.00%	13.58%	9.67%	11.28%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$6,105	$4,135	$18,149	$12,983
Less: net loss on sales and write-downs of OREO	(218)	26	(213)	(442)
Adjusted non-interest expense (non-GAAP)	$5,887	$4,161	$17,936	$12,541

Net interest income	$10,176	$6,871	$25,417	$19,261
Non-interest income	2,014	1,723	6,709	5,310
Operating revenue	$12,190	$8,594	$32,126	$24,571
Efficiency ratio	48.29%	48.42%	55.83%	51.04%

Income before provision for loan losses, merger expense, and income tax expense reconciliation:
Income before income taxes	$4,951	$5,326	$11,561	$12,913
Provision for loan losses	1,134	(867)	2,416	(1,325)
Merger expenses (one-time)	96	-	2,566	-
Income before provision for loan losses, merger expense, and income tax expense	$6,181	$4,459	$16,543	$11,588

	Three Months Ended
	September 30, 2016			September 30, 2015
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$126,319	$510	1.61%	$84,528	$359	1.70%
Loans (2)	993,156	12,245	4.93%	691,049	8,393	4.86%
Interest bearing deposits due from other banks	21,480	48	0.89%	12,741	11	0.35%
Total interest-earning assets	$1,140,955	$12,803	4.49%	$788,318	$8,763	4.45%

Allowance for loan losses	(11,499)			(10,462)
Other assets	63,588			40,043
Total assets	$1,193,044			$817,899

Liabilities
Savings, NOW, money market, interest checking	$245,001	333	0.54%	$162,719	194	0.48%
Time deposits	565,899	1,767	1.25%	395,967	1,381	1.40%
Total interest-bearing deposits	$810,900	$2,100	1.04%	$558,686	$1,575	1.13%
Other borrowings	2,287	35	6.15%	8,830	63	2.83%
FHLB advances	133,815	373	1.11%	52,058	157	1.20%
Junior subordinated debentures	15,407	119	3.09%	12,372	99	3.21%
Total interest-bearing liabilities	$962,409	$2,627	1.09%	$631,946	$1,894	1.20%

Non-interest-bearing deposits	93,758			60,196
Other liabilities	8,041			8,099
Total liabilities	$1,064,208			$700,241

SBLF preferred stock (3)	-			15,000
Shareholders' equity	128,836			102,658
Total liabilities and equity	$1,193,044			$817,899

Net interest income		$10,176			$6,869
Interest rate spread (4)			3.40%			3.25%
Net interest margin (5)			3.57%			3.49%
Ratio of interest-earning assets to interest-bearing liabilities	1.19			1.25

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)

The SBLF preferred stock refers to our Noncumulative Perpetual Preferred Stock, Series C, issued to the U.S. Treasury through the U.S. Treasury’s Small Business Lending Fund program.  This stock was redeemed on February 23, 2016.

(4)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$104,021	$1,304	1.67%	$82,187	$1,037	1.68%
Loans (2)	879,471	31,180	4.73%	661,797	23,687	4.77%
Interest bearing deposits due from other banks	18,664	137	0.98%	17,715	41	0.31%
Total interest-earning assets	$1,002,156	$32,621	4.34%	$761,699	$24,765	4.34%

Allowance for loan losses	(11,203)			(10,438)
Other assets	54,853			42,010
Total assets	$1,045,806			$793,271

Liabilities
Savings, NOW, money market, interest checking	$198,428	774	0.52%	$154,046	543	0.47%
Time deposits	511,452	5,133	1.34%	395,005	3,998	1.35%
Total interest-bearing deposits	$709,880	$5,907	1.11%	$549,051	$4,541	1.10%
Other borrowings	3,094	128	5.52%	9,369	221	3.15%
FHLB advances	107,538	915	1.13%	39,276	403	1.37%
Junior subordinated debentures	13,917	254	2.43%	12,372	339	3.66%
Total interest-bearing liabilities	$834,429	$7,204	1.15%	$610,068	$5,504	1.20%

Non-interest-bearing deposits	81,480			61,236
Other liabilities	7,995			7,900
Total liabilities	$923,904			$679,204

SBLF preferred stock (3)	2,912			15,000
Shareholders' equity	118,990			99,067
Total liabilities and equity	$1,045,806			$793,271

Net interest income		$25,417			$19,261
Interest rate spread (4)			3.19%			3.14%
Net interest margin (5)			3.38%			3.37%
Ratio of interest-earning assets to interest-bearing liabilities	1.20			1.25

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)

The SBLF preferred stock refers to our Noncumulative Perpetual Preferred Stock, Series C, issued to the U.S. Treasury through the U.S. Treasury’s Small Business Lending Fund program.  This stock was redeemed on February 23, 2016.

(4)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.